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                                                                Exhibit 3.38


                                                       ENDORSED - FILED
                                                     in the office of the
                                                      Secretary of State
                                                  of the State of California

                                                         AUG 12 1999
                                                BILL JONES, Secretary of State

                           ARTICLES OF INCORPORATION

                                       OF

                               PPI HOLDINGS, INC.

ONE:    The name of this corporation is PPI Holdings, Inc.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.


THREE: The name and address in this state of this corporation's initial agent for service of process is:

                                  Leif Syrstad
                                 2340 Bert Drive
                       Hollister, California 95023-2510

FOUR: The total number of shares which this corporation is authorized to issue is one million (1,000,000).

FIVE: The liabilities of directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SIX: This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to this corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in
        Section 204 of the Corporations Code.

                                                 [SEAL OF]
Dated: August 11, 1999                         OFFICE OF THE
                                             SECRETARY OF STATE

                                        SCOTT A. MORGAN
                                        ------------------------------------
                                        SCOTT A. MORGAN, Incorporator